EXHIBIT 99.1

News Release

First Solar, Inc. Announces First Quarter 2025 Financial Results and Revises Guidance to Reflect the Expected Impact of the Implementation of New Tariffs
•Net sales of $0.8 billion
•Net income per diluted share of $1.95
•Net cash balance of $0.4 billion
•YTD net bookings of 0.7 GW; 0.6 GW since fourth quarter earnings call with an average selling price of 30.5 cents per watt, excluding adjusters and India domestic sales
•Expected sales backlog of 66.3 GW

TEMPE, Arizona, April 29, 2025 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the first quarter ended March 31, 2025 and issued revised guidance to reflect the expected impact of the implementation of new tariffs in April 2025.

Net sales for the first quarter were $0.8 billion, a decrease of $0.7 billion from the prior quarter. The decrease in net sales was primarily due to an anticipated seasonal reduction in the volume of modules sold.

The Company reported first quarter net income per diluted share of $1.95, compared to net income per diluted share of $3.65 in the fourth quarter of 2024.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the first quarter, decreased to $0.4 billion from $1.2 billion at year end. The decrease was primarily driven by capital expenditures for our Louisiana manufacturing facility, along with reduced operating cash flows attributable to lower cash receipts from module sales and an increase in inventories to meet contracted commitments in the back half of the year.

“Despite the near-term challenges presented by the new tariff regime, we believe that the long-term outlook for solar demand, particularly in our core U.S. market, remains strong, and that First Solar remains well-positioned to serve this demand,” said Mark Widmar, Chief Executive Officer. “This belief is based on the unique profile of First Solar compared to its peers, as America’s largest and most established solar module manufacturer and the country’s only fully vertically integrated producer, our significant network of domestic supply chain vendors, and our proprietary thin film semiconductor.”

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Our 2025 guidance has been updated as follows:

	Prior	Current
Net Sales (1)	$5.3B to $5.8B	$4.5B to $5.5B
Gross Margin (1) (2)	$2.45B to $2.75B	$1.96B to $2.47B
Operating Expenses (3)	$470M to $510M	Unchanged
Operating Income (4)	$1.95B to $2.30B	$1.45B to $2.00B
Earnings per Diluted Share (1)	$17.00 to $20.00	$12.50 to $17.50
Net Cash Balance (5)	$0.7B to $1.2B	$0.4B to $0.9B
Capital Expenditures	$1.3B to $1.5B	$1.0B to $1.5B
Volume Sold (1)	18.0GW to 20.0GW	15.5GW to 19.3GW
——————————
(1)From a second quarter earnings cadence perspective, we anticipate our module sales to be between 3.0 and 3.9 GW. We forecast the advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code (“Section 45X tax credit”), to be between $310 million and $350 million in the second quarter. These factors result in forecasted second quarter earnings per diluted share between $2.00 and $3.00.
(2)Assumes $95 to $220 million of ramp and underutilization costs and $1.65 to $1.7 billion of Section 45X tax credits.
(3)Assumes $60 to $70 million of production start-up expense.
(4)Assumes $155 to $290 million of production start-up expense, ramp and underutilization costs, and $1.65 to $1.7 billion of Section 45X tax credits.
(5)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2025.

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to tariffs, or other trade remedies and certain factors related to the Inflation Reduction Act of 2022 (the “IRA”). Among other things, such factors include (i) the total Section 45X tax credit available to us and (ii) the timing and ability to monetize such credit. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s first quarter 2025 financial results, 2025 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, April 29, 2025, at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar, Inc. (Nasdaq: FSLR) is America’s leading photovoltaic (“PV”) solar technology and manufacturing company. The only U.S.-headquartered company among the world’s largest solar manufacturers, First Solar is focused on competitively and reliably enabling power generation needs with its advanced, uniquely American thin film PV technology. Developed at research and development (“R&D”) labs in California and Ohio, the Company's technology represents the next generation of solar power generation, providing a competitive, high-performance, and responsibly produced alternative to conventional crystalline silicon PV modules. For more information, please visit www.firstsolar.com.

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For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for solar technology generally and for our technology specifically, including in the U.S. market, and our positioning to serve such demand; new capacity coming online; production and delivery of our modules; our financial guidance for 2025, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per diluted share, net cash balance, capital expenditures, expected earnings cadence, volume sold, bookings, and expected module shipments; products and our business and financial objectives for 2025; the availability of benefits under certain production linked incentive programs, and the impact of the IRA including the total Section 45X tax credit; and the impact of the implementation of new tariffs in April 2025. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent,” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the modification, reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets, and other support for on-grid solar electricity applications; the impact of public policies, such as tariffs, export controls, or other trade remedies imposed on solar cells and modules or related raw materials or equipment; the impact of the IRA on our expected results of operations in future periods, which may be affected by technical guidance, regulations, subsequent amendments, or interpretations of the law; interest rate fluctuations and our customers’ ability to secure financing; changes in the exchange rates between the functional currencies of our subsidiaries and other currencies in which assets and liabilities are denominated; our ability to execute on our long-term strategic plans, including our ability to secure financing and realize the potential benefits of strategic acquisitions and investments; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; the performance of our solar modules upon installation; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the implementation of our Copper Replacement (“CuRe”) program; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events and conflicts; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program or otherwise as required by external laws and regulation; supply chain disruptions, including demurrage and detention charges; our ability to protect or successfully commercialize our intellectual property; our ability to prevent and/or minimize the impact of cybersecurity incidents or information or security breaches; our continued investment in research and development; the supply and price of key raw materials (including CdTe, tellurium, and tellurium compounds), components, and manufacturing equipment; our ability to construct new production facilities to support new product lines in line with anticipated timing; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social, and governance matters; our ability to avoid manufacturing interruptions,

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including during the ramp of our Series 7 module manufacturing facilities; our ability to attract, train, retain, and successfully integrate key talent into our team; the severity and duration of public health threats, and the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$837,641	$1,621,376
Marketable securities	53,119	171,583
Accounts receivable trade, net	1,605,603	1,261,049
Government grants receivable, net	214,385	403,759
Inventories	1,286,120	1,084,384
Other current assets	577,235	546,882
Total current assets	4,574,103	5,089,033
Property, plant and equipment, net	5,638,042	5,413,683
Deferred tax assets, net	204,436	208,808
Restricted marketable securities	210,555	199,136
Government grants receivable	430,277	157,570
Goodwill	29,707	28,335
Intangible assets, net	52,637	54,654
Inventories	276,688	275,372
Other assets	700,220	697,770
Total assets	$12,116,665	$12,124,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$427,799	$482,190
Income taxes payable	81,609	77,363
Accrued expenses	555,154	508,581
Current portion of debt	197,201	236,424
Deferred revenue	1,041,899	712,000
Other current liabilities	68,050	60,884
Total current liabilities	2,371,712	2,077,442
Accrued solar module collection and recycling liability	137,770	134,394
Long-term debt	327,942	373,354
Deferred revenue	859,409	1,327,825
Other liabilities	232,498	233,769
Total liabilities	3,929,331	4,146,784
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,244,215 and 107,060,281 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	107	107
Additional paid-in capital	2,885,650	2,898,418
Accumulated earnings	5,472,645	5,263,110
Accumulated other comprehensive loss	(171,068)	(184,058)
Total stockholders’ equity	8,187,334	7,977,577
Total liabilities and stockholders’ equity	$12,116,665	$12,124,361

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net sales	$844,568	$1,514,031	$794,108
Cost of sales	500,165	946,370	448,105
Gross profit	344,403	567,661	346,003
Operating expenses:
Selling, general and administrative	53,164	49,582	45,827
Research and development	52,389	46,499	42,742
Production start-up	17,606	14,811	15,408
Total operating expenses	123,159	110,892	103,977
Gain on sales of businesses, net	—	—	1,115
Operating income	221,244	456,769	243,141
Foreign currency loss, net	(11,593)	(7,311)	(2,858)
Interest income	18,865	14,666	27,245
Interest expense, net	(9,525)	(10,887)	(9,210)
Other expense, net	(1,932)	(6,891)	(2,799)
Income before taxes	217,059	446,346	255,519
Income tax expense	(7,524)	(53,230)	(18,903)
Net income	$209,535	$393,116	$236,616

Net income per share:
Basic	$1.96	$3.67	$2.21
Diluted	$1.95	$3.65	$2.20
Weighted-average number of shares used in per share calculations:
Basic	107,122	107,058	106,910
Diluted	107,415	107,595	107,407

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$209,535	$236,616
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation, amortization and accretion	125,876	90,584
Share-based compensation	2,584	6,791
Deferred income taxes	4,740	(29,033)
Gain on sales of businesses, net	—	(1,115)
Other, net	8,645	(814)
Changes in operating assets and liabilities:
Accounts receivable, trade	(306,822)	17,499
Inventories	(202,781)	(149,470)
Government grants receivable	(99,118)	281,889
Other assets	(114,627)	(89,610)
Income tax receivable and payable	(5,928)	26,239
Accounts payable and accrued expenses	(145,797)	(160,939)
Deferred revenue	(91,169)	37,978
Other liabilities	6,880	1,108
Net cash (used in) provided by operating activities	(607,982)	267,723
Cash flows from investing activities:
Purchases of property, plant and equipment	(205,966)	(413,456)
Purchases of marketable securities and restricted marketable securities	(389,832)	(569,446)
Proceeds from maturities of marketable securities	502,937	416,971
Other investing activities	4,652	(2,697)
Net cash used in investing activities	(88,209)	(568,628)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	92,340	105,420
Repayment of debt	(176,409)	(45,771)
Payments of tax withholdings for restricted shares	(15,421)	(18,952)
Other financing activities	(129)	—
Net cash (used in) provided by financing activities	(99,619)	40,697
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	1,607	(1,938)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(794,203)	(262,146)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,638,223	1,965,069
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$844,020	$1,702,923
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$325,717	$445,963
Proceeds to be received from asset-based government grants	$156,900	$154,754
Acquisitions funded by contingent consideration	$6,500	$18,500

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